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Exhibit 10.42

Assignment Agreement

        This Assignment Agreement (the "Agreement"), dated as of the 28th day of October, 2009, is from Rio Tinto Energy America Inc., a Delaware corporation ("RTEA" or the "Assignor"), to Cloud Peak Energy LLC, a Delaware limited liability company (the "Company" or the "Assignee").

        WHEREAS, Assignor is a member of Assignee and is a party to that certain Limited Liability Company Agreement of Cloud Peak Energy LLC (the "LLC Agreement"); and

        WHEREAS, the Company and its subsidiaries own substantially all of the assets comprising RTEA's non-Colorado Western U.S. coal business;

        WHEREAS, all of the assets comprising RTEA's non-Colorado Western U.S. coal business were included in the valuation performed by Duff & Phelps LLC in connection with the proposed initial public offering of the stock of Cloud Peak Energy Inc. (the "RTEA Assets");

        WHEREAS, RTEA desires to transfer or assign to the Company any RTEA Asset held by RTEA and not currently owned by the Company or its subsidiaries (the "RTEA Remainder Assets");

        WHEREAS, certain RTEA Remainder Assets, either by contract or otherwise, cannot be transferred or assigned on the date of this Agreement without the consent of a party other than RTEA and certain RTEA Remainder Assets cannot be transferred without causing a default under any contract, or otherwise violating the terms of any permit or government regulation, rule, order or decree (the "RTEA Default Assets");

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Assignment.    Assignor hereby assigns, transfers and quitclaims to Assignee all of Assignor's right, title and interest in the RTEA Remainder Assets. Notwithstanding anything else in this Agreement, no RTEA Default Asset shall be assigned or otherwise transferred pursuant to this Agreement; provided that, Assignor shall promptly take all reasonable actions to assign or otherwise transfer the right, title and interest in any RTEA Default Asset and if Assignor determines such right, title, and interest in cannot be assigned or otherwise transferred on a reasonable basis, Assignor shall promptly take all reasonable actions to transfer the benefits and burdens of any Assignor Default Assets that cannot otherwise be assigned or transferred.

        2.    Assumption.    Assignee hereby accepts the assignment and transfer of any RTEA Remainder Asset transferred pursuant to clause (1) of this Agreement and hereby assumes all liabilities and obligations of Assignor associated with, arising under or related to such RTEA Remainder Assets. For the avoidance of doubt, this clause (2) shall not apply to any RTEA Default Asset not yet transferred pursuant to clause (1).

        3.    Title.    If transfer of legal title of any RTEA Remainder Asset was not fully effective on the date of this Agreement, and subject to the limitations of clause (1) with respect to RTEA Default Assets, RTEA and the Company shall promptly take such reasonable actions as are necessary to effect transfer of legal title or cause such transfer to be fully effective, including, but not limited to the execution of any transaction document to be entered into in connection with the proposed initial public offering of the stock of Cloud Peak Energy Inc.

        4.    Jacobs Ranch.    Notwithstanding anything else in this Agreement, no asset held by RTEA related to the Jacobs Ranch Mine operations sold pursuant to that certain Member Interest Purchase Agreement by and between Rio Tinto Sage LLC and Arch Coal, Inc., dated March 8, 2009 shall be assigned or transferred.

        5.    Disclaimer.    NO PARTY TO THIS AGREEMENT IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES

ACQUIRED AS CONTEMPLATED HEREBY AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY FOR FITNESS FOR ANY PARTICULAR PURPOSE. ALL SUCH ASSETS ARE BEING ACQUIRED ON AN "AS IS," "WHERE IS" BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE ACQUIROR SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE ACQUIROR GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST OR OTHER ENCUMBRANCE AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

        6.    Further Assurances.    The parties agree to execute and deliver such additional documents and to take such other actions as may be reasonably necessary to fully accomplish the transfer of interests meant to be effected by this Assignment.

        7.    Multiple Counterparts.    This Assignment may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document.

        8.    Binding Effect.    This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

        9.    Governing Law.    This Agreement is to be construed in accordance with and governed by the internal laws of the State on New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment to be effective as of the date first set forth above.

Assignor:
RIO TINTO ENERGY AMERICA INC., a Delaware corporation
By	/s/ COLIN MARSHALL
Name	Colin Marshall
Title	President and CEO
Assignee:
CLOUD PEAK ENERGY LLC, a Delaware limited liability company
By	/s/ MICHAEL BARRETT
Name	Michael Barrett
Title	Chief Financial Officer

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